Exhibit 99.1

Infinera Corporation Reports First Quarter 2018 Financial Results

Sunnyvale, Calif., May 9, 2018 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its first quarter ended March 31, 2018.

GAAP revenue for the quarter was $202.7 million compared to $195.8 million in the fourth quarter of 2017 and $175.5 million in the first quarter of 2017.

GAAP gross margin for the quarter was 40.5% compared to 24.1% in the fourth quarter of 2017 and 36.5% in the first quarter of 2017. GAAP operating margin for the quarter was (12.2)% compared to (36.0)% in the fourth quarter of 2017 and (21.6)% in the first quarter of 2017.

GAAP net loss for the quarter was $(26.3) million, or $(0.17) per share, compared to a net loss of $(74.0) million, or $(0.50) per share, in the fourth quarter of 2017, and net loss of $(40.5) million, or $(0.28) per share, in the first quarter of 2017.

Non-GAAP gross margin for the quarter was 43.7% compared to 37.5% in the fourth quarter of 2017 and 40.3% in the first quarter of 2017. Non-GAAP operating margin for the quarter was (3.4)% compared to (9.3)% in the fourth quarter of 2017 and (11.4)% in the first quarter of 2017.

Non-GAAP net loss for the quarter was $(7.2) million, or $(0.05) per share, compared to a net loss of $(18.6) million, or $(0.12) per share, in the fourth quarter of 2017, and net loss of $(21.7) million, or $(0.15) per share, in the first quarter of 2017.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“Our financial performance in Q1 reflects continued strong growth from our next-generation products that offset typical seasonal weakness,” said Tom Fallon, Infinera’s Chief Executive Officer. “In 2018, we remain focused on winning new customers that will diversify our revenue base, drive multi-year growth and leverage our unique vertically-integrated operating model. We also remain committed to returning to profitability during the second half of 2018.”

Second Quarter 2018 Financial Outlook
Infinera's outlook for the quarter ending June 30, 2018 is as follows:

•	Revenue is expected to be in the range of $203 million to $213 million.

•	GAAP gross margin is expected to be 38% +/- 200 bps. Non-GAAP gross margin is expected to be 42% +/- 200 bps.

•	GAAP operating expenses are expected to be $106 million +/- $2 million. Non-GAAP operating expenses are expected to be $93 million +/- $2 million.

•	GAAP operating margin is expected to be approximately (13)%. Non-GAAP operating margin is expected to be approximately (3)%.

•	GAAP EPS is expected to be $(0.18)+/- $0.02. Non-GAAP EPS is expected to be $(0.05) +/- $0.02.
Infinera's Financial Outlook does not include the potential impact of any business combinations, asset acquisitions, strategic investments and other significant transactions that may be completed after May 9, 2018. Actual results may differ materially from Infinera's Financial Outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

First Quarter 2018 Financial Commentary Available Online
A CFO Commentary reviewing Infinera's first quarter of 2018 financial results will be furnished to the SEC on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com. Analysts and investors are encouraged to review this commentary prior to participating in the conference call webcast.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its first quarter 2018 results and its outlook for the second quarter of 2018 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera’s ability to win new customers that will diversify its revenue base, drive multi-year growth and leverage its unique vertically-integrated operating model; Infinera’s commitment to return to profitability on a non-GAAP basis during the second half of 2018; and Infinera's expectations regarding its outlook for the second quarter of 2018. Forward-looking statements can also be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” and "would” or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, delays in the development and introduction of new products or updates to existing products and market acceptance of these products; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by Infinera's key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; the effects of increased customer consolidation; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera's ability to adequately respond to demand as a result of the restructuring plan; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Annual Report on Form 10-K for the year ended on December 30, 2017 as filed with the SEC on February 28, 2018, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude restructuring and other costs (credits), impairment of cost-method investment, non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.”
Infinera has also included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the second quarter of 2018 that exclude non-cash stock-based compensation expenses, amortization of acquired intangible assets and related tax effects, and amortization of debt discount on Infinera’s convertible senior notes. Please see the section titled, “GAAP to Non-GAAP Reconciliations of Financial Outlook” below on specific adjustments.
Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss, basic and diluted net loss per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Revenue:
Product	$171,629	$147,053
Services	31,052	28,469
Total revenue	202,681	175,522
Cost of revenue:
Cost of product	107,665	99,332
Cost of services	12,831	12,134
Restructuring and other related costs	17	—
Total cost of revenue	120,513	111,466
Gross profit	82,168	64,056
Operating expenses:
Research and development	58,681	55,083
Sales and marketing	30,492	29,441
General and administrative	17,836	17,359
Restructuring and other related credits	(163)	—
Total operating expenses	106,846	101,883
Loss from operations	(24,678)	(37,827)
Other income (expense), net:
Interest income	897	751
Interest expense	(3,683)	(3,403)
Other gain (loss), net:	506	(130)
Total other income (expense), net	(2,280)	(2,782)
Loss before income taxes	(26,958)	(40,609)
Benefit from income taxes	(678)	(158)
Net loss	(26,280)	(40,451)

Net loss per common share - basic and diluted:	$(0.17)	$(0.28)
Weighted average shares used in computing net loss
per common share - basic and diluted:	150,333	145,786

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended
	March 31, 2018		December 30, 2017		April 1, 2017
Reconciliation of Gross Profit:
U.S. GAAP as reported	$82,168	40.5%	$47,286	24.1%	$64,056	36.5%
Stock-based compensation(1)	994		1,846		1,831
Amortization of acquired intangible assets(2)	5,341		5,169		4,880
Acquisition-related costs(3)	—		—		40
Restructuring and other costs(4)	17		19,141		$—
Non-GAAP as adjusted	$88,520	43.7%	$73,442	37.5%	$70,807	40.3%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$106,846		$117,793		$101,883
Stock-based compensation(1)	9,989		8,450		9,046
Amortization of acquired intangible assets(2)	1,607		1,555		1,468
Acquisition-related costs(3)	—		—		306
Restructuring and other costs (credits)(4)	(163)		16,106		—
Intangible asset impairment(5)	—		—		252
Non-GAAP as adjusted	$95,413		$91,682		$90,811

Reconciliation of Loss from Operations:
U.S. GAAP as reported	$(24,678)	(12.2)%	$(70,507)	(36.0)%	$(37,827)	(21.6)%
Stock-based compensation(1)	10,983		10,296		10,877
Amortization of acquired intangible assets(2)	6,948		6,724		6,348
Acquisition-related costs(3)	—		—		346
Restructuring and other costs (credits)(4)	(146)		35,247		—
Intangible asset impairment(5)	—		—		252
Non-GAAP as adjusted	$(6,893)	(3.4)%	$(18,240)	(9.3)%	$(20,004)	(11.4)%

Reconciliation of Net Loss:
U.S. GAAP as reported	$(26,280)		$(73,985)		$(40,451)
Stock-based compensation(1)	10,983		10,296		10,877
Amortization of acquired intangible assets(2)	6,948		6,724		6,348
Acquisition-related costs(3)	—		—		261
Restructuring and other costs (credits)(4)	(146)		35,247		—
Intangible asset impairment(5)	—		—		252
Amortization of debt discount(6)	2,779		2,710		2,514
Impairment of cost-method investment(7)	—		1,890		—
Income tax effects(8)	(1,529)		(1,479)		(1,474)
Non-GAAP as adjusted	$(7,245)		$(18,597)		$(21,673)

Net Loss per Common Share - Basic and Diluted:
U.S. GAAP as reported	$(0.17)		$(0.50)		$(0.28)
Non-GAAP as adjusted	$(0.05)		$(0.12)		$(0.15)

Weighted Average Shares Used in Computing Net Loss per Common Share - Basic and Diluted:	150,333		149,412		145,786
____________________________

(1)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
Cost of revenue	$(122)	$728	$724
Research and development	4,324	3,841	3,780
Sales and marketing	2,898	2,264	2,726
General and administration	2,767	2,345	2,540
	9,867	9,178	9,770
Cost of revenue - amortization from balance sheet*	1,116	1,118	1,107
Total stock-based compensation expense	$10,983	$10,296	$10,877
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(2)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(3)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(4)
Restructuring and other costs (credits) are related to Infinera's plan to restructure its worldwide operations, which was implemented during the fourth quarter of 2017. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.

(5)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)
The impairment of cost-method investment has been excluded in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this non-cash expense is not indicative of ongoing operating performance.

(8)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	March 31, 2018	December 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$151,436	$116,345
Short-term investments	112,886	147,596
Accounts receivable, net of allowance for doubtful accounts of $916 in 2018 and $892 in 2017	161,541	126,152
Inventory	215,888	214,704
Prepaid expenses and other current assets	44,362	43,140
Total current assets	686,113	647,937
Property, plant and equipment, net	135,196	135,942
Intangible assets	83,958	92,188
Goodwill	192,562	195,615
Long-term investments	18,383	31,019
Cost-method investment	5,110	5,110
Other non-current assets	11,335	9,859
Total assets	$1,132,657	$1,117,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,776	$58,124
Accrued expenses	51,955	39,782
Accrued compensation and related benefits	46,911	45,751
Short-term debt	147,946	144,928
Accrued warranty	14,022	13,670
Deferred revenue	58,460	72,421
Total current liabilities	397,070	374,676
Accrued warranty, non-current	16,826	17,239
Deferred revenue, non-current	13,181	22,502
Deferred tax liability	19,398	21,609
Other long-term liabilities	14,973	16,279
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of March 31, 2018 and December 30, 2017
Issued and outstanding shares - 151,163 as of March 31, 2018 and 149,471 as of December 30, 2017	151	149
Additional paid-in capital	1,438,700	1,417,043
Accumulated other comprehensive income	1,313	6,254
Accumulated deficit	(768,955)	(758,081)
Total stockholders’ equity	671,209	665,365
Total liabilities and stockholders’ equity	$1,132,657	$1,117,670

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2018	April 1, 2017
Cash Flows from Operating Activities:
Net loss	$(26,280)	$(40,451)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,976	15,951
Non-cash restructuring and other related credits	(81)	—
Amortization of debt discount and issuance costs	3,018	2,730
Impairment of intangible assets	—	252
Stock-based compensation expense	10,983	10,877
Other loss (gain)	84	60
Changes in assets and liabilities:
Accounts receivable	(30,928)	26,366
Inventory	(2,329)	(326)
Prepaid expenses and other assets	(3,950)	(5,767)
Accounts payable	19,286	(3,180)
Accrued liabilities and other expenses	(6,181)	(16,425)
Deferred revenue	5,293	12,943
Net cash provided by (used in) operating activities	(14,109)	3,030
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(2,986)	(84,422)
Proceeds from maturities of investments	50,168	46,679
Purchase of property and equipment	(8,019)	(14,743)
Net cash provided by (used in) investing activities	39,163	(52,486)
Cash Flows from Financing Activities:
Acquisition of noncontrolling interest	—	(471)
Proceeds from issuance of common stock	10,644	9,808
Minimum tax withholding paid on behalf of employees for net share settlement	(97)	(151)
Net cash provided by financing activities	10,547	9,186
Effect of exchange rate changes on cash and restricted cash	(58)	1,337
Net change in cash, cash equivalents and restricted cash	35,543	(38,933)
Cash, cash equivalents and restricted cash at beginning of period	121,486	177,580
Cash, cash equivalents and restricted cash at end of period(1)	$157,029	$138,647
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$1,537	$1,553
Cash paid for interest	$9	$3
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$893	$138

(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	March 31, 2018	April 1, 2017

	(In thousands)
Cash and cash equivalents	$151,436	$125,658
Short-term restricted cash	84	7,908
Long-term restricted cash	5,509	5,081
Total cash, cash equivalents and restricted cash	$157,029	$138,647

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18
GAAP Revenue ($ Mil)	$258.8	$185.5	$181.0	$175.5	$176.8	$192.6	$195.8	$202.7
GAAP Gross Margin %	47.8%	45.6%	38.1%	36.5%	36.7%	35.2%	24.1%	40.5%
Non-GAAP Gross Margin %(1)	50.4%	49.2%	41.8%	40.3%	40.7%	39.1%	37.5%	43.7%
Revenue Composition:
Domestic %	64%	56%	53%	57%	63%	59%	53%	64%
International %	36%	44%	47%	43%	37%	41%	47%	36%
Customers >10% of Revenue	2	2	2	1	3	2	1	2
Cash Related Information:
Cash from Operations ($ Mil)	$28.2	$5.2	($5.0)	$3.0	($3.0)	($20.9)	($1.0)	($14.1)
Capital Expenditures ($ Mil)	$12.5	$9.6	$10.4	$14.7	$24.5	$11.0	$7.8	$8.0
Depreciation & Amortization ($ Mil)	$15.2	$15.9	$15.7	$16.0	$16.6	$16.8	$16.6	$17.0
DSOs	68	75	81	64	64	65	59	73
Inventory Metrics:
Raw Materials ($ Mil)	$39.1	$37.2	$33.2	$34.8	$36.7	$35.8	$27.4	$30.3
Work in Process ($ Mil)	$61.0	$65.5	$74.5	$81.1	$91.6	$84.3	$59.6	$66.5
Finished Goods ($ Mil)	$102.2	$128.8	$125.3	$118.0	$117.7	$122.7	$127.7	$119.1
Total Inventory ($ Mil)	$202.3	$231.5	$233.0	$233.9	$246.0	$242.8	$214.7	$215.9
Inventory Turns(2)	2.5	1.6	1.8	1.8	1.7	1.9	2.3	2.1
Worldwide Headcount	2,218	2,262	2,240	2,245	2,272	2,296	2,145	2,084
Weighted Average Shares Outstanding (in thousands):
Basic	142,396	143,850	144,770	145,786	147,538	148,777	149,412	150,333
Diluted	145,891	144,993	145,497	147,017	148,662	149,714	150,098	151,633

(1)
Non-GAAP adjustments include restructuring and other costs, non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for restructuring and other costs, non-cash stock-based compensation expense, and certain purchase accounting adjustments, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages and per share data)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q2'18
Outlook
Reconciliation of Gross Margin:
U.S. GAAP	38%
Stock-based compensation	1%
Amortization of acquired intangible assets	3%
Non-GAAP	42%

Reconciliation of Operating Expenses:
U.S. GAAP	$106
Stock-based compensation	(11)
Amortization of acquired intangible assets	(2)
Non-GAAP	$93

Reconciliation of Operating Margin:
U.S. GAAP	(13)%
Stock-based compensation	6%
Amortization of acquired intangible assets	4%
Non-GAAP	(3)%

Reconciliation of Net Loss per Common Share:
U.S. GAAP	$(0.18)
Stock-based compensation	0.08
Amortization of acquired intangible assets	0.05
Amortization of debt discount	0.01
Income tax effects	(0.01)
Non-GAAP	$(0.05)